EXHIBIT 99.1

                                                           FOR IMMEDIATE RELEASE

                                                                  April 22, 2004

                             For Further Information, Contact:
                             --------------------------------------------------
                             Lawrence M. Higby           Amin I Khalifa
                             Chief Executive Officer or  Chief Financial Officer
                             949.639.4960                949.639.4990


APRIA HEALTHCARE
26220 Enterprise Court
Lake Forest, California 92630
Tel  949.639.2000
Fax  949.587.1850


                           APRIA HEALTHCARE ANNOUNCES
                      FIRST QUARTER 2004 FINANCIAL RESULTS


         LAKE FOREST, CA... April 22, 2004... Apria Healthcare Group Inc. (NYSE:AHG), the nation's leading home healthcare company, today announced revenues for the quarter ended March 31, 2004, of $350.9 million, a 5% increase compared to revenues of $335.1 million for the first quarter of 2003. Net income for the quarter was $27.8 million or $.55 per share (diluted) compared to $27.8 million or $.50 per share for the first quarter of 2003. Revenue growth in the quarter was reduced by approximately $9 million or 3% due to the Medicare respiratory medication reimbursement cuts and the Company's decision not to renew the Gentiva CareCentrix Inc. business. Gross profit margins of 71.8% reflect a reduction of 0.3% as a result of Medicare reimbursement changes.

         Earnings before interest, taxes, depreciation and amortization (EBITDA) was $85.9 million for the first quarter of 2004 compared to $81.4 million for the first quarter of 2003. Days sales outstanding (DSO) were 53 days for the first quarter, unchanged from the prior year quarter. During the quarter, the Company also repurchased $50 million of its common stock.

         "We are pleased with our 2004 first quarter results," said Lawrence M. Higby, Apria's Chief Executive Officer. "Our consistently strong operating performance and free cash flow supports and reinforces our strategy to pursue growth, both internally and through acquisitions. During the quarter, we partially offset the impact of the Medicare respiratory cuts and the reduction of the Gentiva CareCentrix Inc. business with strong revenue growth of 8% and continued lower costs as a result of our productivity initiatives. Selling, distribution and administrative costs were reduced to 53.4% of sales, a 0.6% improvement from the prior year quarter."

         "During the first quarter of 2004, we continued our momentum in acquiring home health businesses. We purchased seven businesses for approximately $42 million, increasing our penetration in the Southeast and Texas markets in which we already operate. We also expanded our capabilities to distribute diabetic supplies with the acquisition of Star Medical Rx, located in Kansas City. Our acquisitions pipeline is full and we now expect that we will exceed our target of $100 million in acquisitions this year. In addition, our internal efforts to focus on Medicare referral sources and improve our service levels have resulted in increasing our growth in the respiratory business."

         "For the rest of 2004, we expect that our productivity improvements will continue and we are increasing our efforts to expand our respiratory business. Because of our accelerated acquisition activity, we now expect 2004 revenues to increase in the 6 to 7 percent range and earnings per share to increase in the 7 to 9 percent range despite the Medicare cuts."

         Apria provides home respiratory therapy, home infusion therapy and home medical equipment through approximately 435 branches serving patients in 50 states. With nearly $1.4 billion in annual revenues, it is the nation's leading homecare company.

         This release may contain statements regarding anticipated future developments that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Results may differ materially as a result of the risk factors included in the Company's filings with the Securities and Exchange Commission and other factors over which the Company has no control.

                           (Financial tables attached)


                           APRIA HEALTHCARE GROUP INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                     MARCH 31,     DECEMBER 31,
(dollars in thousands)                                                 2004           2003
-----------------------------------------------------------------------------------------------
                                                                    (unaudited)
                            ASSETS

CURRENT ASSETS:
Cash and cash equivalents                                            $  105,297     $  160,553
Accounts receivable, net of allowance for doubtful accounts             204,851        196,413
Inventories, net                                                         30,997         29,089
Other current assets                                                     43,677         43,280
                                                                     ----------     ----------
          TOTAL CURRENT ASSETS                                          384,822        429,335

PATIENT SERVICE EQUIPMENT, NET                                          212,081        209,551
PROPERTY, EQUIPMENT & IMPROVEMENTS, NET                                  50,621         50,192
OTHER ASSETS, NET                                                       390,015        354,357
                                                                     ----------     ----------
          TOTAL ASSETS                                               $1,037,539     $1,043,435
                                                                     ==========     ==========



              LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

Accounts payable and accrued liabilities                             $  166,683     $  158,574
Current portion of long-term debt                                        31,354         31,522
                                                                     ----------     ----------
          TOTAL CURRENT LIABILITIES                                     198,037        190,096

LONG-TERM DEBT, net of current portion                                  462,069        469,241
OTHER NON-CURRENT LIABILITIES                                            24,543         18,150
                                                                     ----------     ----------
          TOTAL LIABILITIES                                             684,649        677,487

STOCKHOLDERS' EQUITY                                                    352,890        365,948
                                                                     ----------     ----------
          TOTAL LIABILITIES AND
          STOCKHOLDERS' EQUITY                                       $1,037,539     $1,043,435
                                                                     ==========     ==========



                           APRIA HEALTHCARE GROUP INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (unaudited)

                                                                THREE MONTHS ENDED
                                                                     MARCH 31,
                                                               ---------------------
(dollars in thousands, except per share data)                    2004         2003
------------------------------------------------------------------------------------

Respiratory therapy                                            $242,386     $224,214
Infusion therapy                                                 58,688       58,803
Home medical equipment/other                                     49,807       52,052
                                                               --------     --------
          NET REVENUES                                          350,881      335,069

          GROSS PROFIT                                          251,960      242,908

Provision for doubtful accounts                                  13,469       12,801
Selling, distribution and administrative expenses               187,340      180,972
Amortization of intangible assets                                 1,276          696
                                                               --------     --------
          OPERATING INCOME                                       49,875       48,439
Interest expense, net                                             4,955        3,481
                                                               --------     --------

          INCOME BEFORE TAXES                                    44,920       44,958
Income tax expense                                               17,073       17,132
                                                               --------     --------
          NET INCOME                                           $ 27,847     $ 27,826
                                                               ========     ========

Income per common share - assuming dilution                    $   0.55     $   0.50
                                                               ========     ========

Weighted average number of common shares outstanding             50,841       55,392




RECONCILIATION - EBITDA:

Reported net income                                            $ 27,847     $ 27,826
Add back:  Interest expense, net                                  4,955        3,481
Add back:  Income tax expense                                    17,073       17,132
Add back:  Depreciation                                          34,748       32,252
Add back:  Amortization of intangible assets                      1,276          696
                                                               --------     --------

Adjusted EBITDA                                                $ 85,899     $ 81,387
                                                               ========     ========




                           APRIA HEALTHCARE GROUP INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (unaudited)

                                                                            THREE MONTHS ENDED
                                                                                 MARCH 31,
                                                                         -----------------------
(dollars in thousands)                                                      2004         2003
------------------------------------------------------------------------------------------------

OPERATING ACTIVITIES
Net income                                                               $  27,847     $  27,826
Items included in net income not requiring cash:
     Provision for doubtful accounts                                        13,469        12,801
     Depreciation and amortization                                          36,024        32,948
     Deferred income taxes and other                                         7,602         8,208
Changes in operating assets and liabilities,
    exclusive of effects of acquisitions                                   (19,197)      (23,253)
                                                                         ---------     ---------
          NET CASH PROVIDED BY OPERATING ACTIVITIES                         65,745        58,530
                                                                         ---------     ---------


INVESTING ACTIVITIES

Purchases of patient service equipment and property, equipment
    and improvements, exclusive of effects of acquisitions                 (32,405)      (38,521)
Proceeds from disposition of assets                                             39           201
Cash paid for acquisitions, including
    payments of deferred consideration                                     (34,601)      (23,107)
                                                                         ---------     ---------
          NET CASH USED IN INVESTING ACTIVITIES                            (66,967)      (61,427)
                                                                         ---------     ---------


FINANCING ACTIVITIES

Net payments on debt                                                        (8,862)         (590)
Capitalized debt issuance costs                                                (37)            -
Outstanding checks included in accounts payable                             (4,916)       (3,350)
(Repurchases) issuances of common stock, net                               (40,219)          100
                                                                         ---------     ---------
          NET CASH USED IN FINANCING ACTIVITIES                            (54,034)       (3,840)
                                                                         ---------     ---------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                  (55,256)       (6,737)
Cash and cash equivalents at beginning of year                             160,553        26,383
                                                                         ---------     ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                               $ 105,297     $  19,646
                                                                         =========     =========


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